Exhibit 12(b)

                             [LETTERHEAD OF DECHERT]

                                  June 21, 2002


ING SmallCap Opportunities Fund
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Re: ING SmallCap Opportunities Fund
    (File No. 333-74964)


Dear Sirs:

     We hereby consent to the incorporation by reference to our opinion as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement of ING SmallCap Opportunities Fund, and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                        Very truly yours,

                                        /s/ Dechert